EXHIBIT 32.1

CERTIFICATION OF 10-K REPORT

OF

SCOTT’S LIQUID GOLD-INC.

FOR THE YEAR ENDED DECEMBER 31, 2008

1. The undersigned are the Chief Executive Officer and the Chief Financial Officer of Scott’s Liquid Gold-Inc. (“Scott’s Liquid Gold”). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-K Report of Scott’s Liquid Gold for the year ended December 31, 2008.

2. We certify that such 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-K Report fairly presents, in all material respects, the financial condition and results of operations of Scott’s Liquid Gold-Inc.

This Certification is executed as of March 16, 2009.

/s/ Mark E. Goldstein
Mark E. Goldstein
President, Chief Executive Officer and Chairman of the Board Principal Executive Officer

/s/ Brian L. Boberick
Brian L. Boberick
Treasurer, Chief Financial and Accounting Officer Principal Financial Officer